Exhibit 10.1

INDEMNIFICATION AGREEMENT AND GENERAL RELEASE

This Indemnification Agreement and General Release (“Agreement”) is made and entered into as of June 16, 2025 by and between Stran & Company, Inc., a Nevada corporation (the “Company”), and Ashley L. Marshall, with respect to the following facts:

A. Ashley L. Marshall (“Director”) has served as a director of the Company since November 8, 2021.

B. Director has resigned his position as a director with the Company effective as of the date of this Agreement.

C. Director and the Company now desire to (i) enter into an indemnification agreement to provide for the Company’s indemnification of Director to the maximum extent available under Nevada law and (ii), other than with respect to indemnification, to release one another from any claims that they may have against one another arising out of Director’s position as a director with the Company.

NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings.

1.1 “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Director.

1.2 “Expenses” shall include, without limitation, (a) all reasonable direct and indirect costs incurred, paid or accrued, (b) all reasonable attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, (c) all other reasonable disbursements and out-of-pocket expenses, and (d) amounts paid in settlement, to the extent not prohibited by Nevada Law.

1.3 “Liabilities” shall mean Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Director, or on Director’s behalf (including all interest, assessments or other charges paid or payable in connection with any of the foregoing).

1.4 “Nevada Law” means the Nevada Revised Statutes, as amended and in effect from time to time or any successor or other statutes of Nevada having similar import and effect.

1.5 “Proceeding” shall mean any threatened, pending or completed action, hearing, suit or any other proceeding, whether civil, criminal, arbitrative, administrative, investigative or any alternative dispute resolution mechanism, including without limitation any Proceeding brought by or in the right of the Company, in which Director was, is or will be involved as a party, witness or otherwise, by reason of the fact that Director is or was an agent of the Company, by reason of any action taken by him or her or any inaction on his or her part while acting as an agent of the Company, whether or not he or she is acting or serving in any such capacity at the time any such Proceeding commences or is ongoing.

2. Mutual Release. Except with respect to the rights and obligations set forth in Section 3 of this Agreement, the Company and Director agree as follows:

2.1 General Release. The Company hereby fully and forever releases and discharges Director, and Director for herself, her heirs, executors, administrators, assigns and successors, fully and forever releases and discharges the Company and its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, “Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Agreement, arising out of or relating to Director’s position as a director of the Company prior to the date of this Agreement.

2.2 Representation Regarding Legal Actions. Director represents that, as of the date of this Agreement, she has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against the Releasees in any court or with any governmental agency. Except for claims preserved by law or expressly by this Agreement, Director promises never to sue any of the Releasees, or otherwise institute or participate in any legal or administrative proceedings against any of the Releasees, with respect to any claim covered by the release provisions of this Agreement, unless she is compelled by legal process to do so. Director promises and agrees that she shall not advocate or incite the institution of, or assist or participate in, any suit, complaint, charge or administrative proceeding by any other person against any of the Releasees, unless compelled by legal process to do so.

2.3 Severability of Release Provisions. Director agrees that if any provision of the release given by him or her under this Agreement is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.

3. Indemnification.

3.1 Rights to Indemnification. The Company shall indemnify Director and hold Director harmless to the fullest extent authorized or permitted by Nevada Law in effect on the date hereof, and as Nevada Law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada Law permitted the Company to provide before such amendment), against any and all Liabilities arising out of or related to any Proceeding, if Director acted in good faith and in a manner Director reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Director’s conduct was unlawful, provided, however, if applicable law so provides, no indemnification against such Liabilities shall be made in respect of any claim, issue or matter in such Proceeding as to which Director shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine that such indemnification may be made. Without in any way diminishing the scope of the indemnification provided by this Section 3.1, the Company shall indemnify Director (i) if and whenever he or she is or was a witness, party or is threatened to be made a witness or a party to any Proceeding, against all Expenses and Liabilities actually and reasonably incurred by Director or on his or her behalf in connection with the investigation, defense, settlement or appeal of such Proceeding, and (ii) in connection with any claim asserted or action brought by the Director for payment or indemnification of Liabilities or Expenses or advance payment of expenses under this Agreement or any other agreement, resolution, provision of the Company’s Certificate of Incorporation or Bylaws or any statute or rule of law now or hereafter in effect, relating to any Proceeding, or for specific performance of any provision of this Agreement, or for recovery under any directors’ and officers’ liability insurance policy or policies maintained by the Company, regardless of whether the Director is ultimately determined to be entitled to such payment, indemnification, advance or insurance recovery, as the case may be. If the Director is entitled under this Agreement to payment for some or a portion of any Liabilities or Expenses relating to a Proceeding, but not for the total amount thereof, the Company shall nevertheless pay the Director for the portion thereof to which he or she is entitled.

3.2 Advancement of Expenses. The Company shall advance, to the extent not prohibited by law, the Expenses incurred by Director in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Director in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Director to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Director. Advances shall be unsecured and interest free. Advances shall be made without regard to Director’s ability to repay the expenses and without regard to Director’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Director shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an agreement pursuant to which the Director undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Director is not entitled to be indemnified by the Company. This Section 3.2 shall not apply to any claim made by Director for which indemnity is excluded pursuant to Section 3.5. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.

3.3 Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Director shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof by clear and convincing evidence to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (a) adversely affect the rights of Director to indemnification except as indemnification may be expressly prohibited under this Agreement, (b) create a presumption that Director did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or (c) with respect to any criminal action or proceeding, create a presumption that Director had reasonable cause to believe that his or her conduct was unlawful.

3.4 Other Rights to Indemnification. Director’s rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Director may now or in the future be entitled under applicable law, the Company’s Articles of Incorporation, the Company’s Amended and Restated Bylaws, an employment agreement, a vote of stockholders or Disinterested Directors, insurance or other financial arrangements or otherwise.

3.5 Limitations on Indemnification. No indemnification pursuant to Section 3 shall be paid by the Company nor shall Expenses be advanced pursuant to Section 3:

(a) Insurance. To the extent that Director is reimbursed pursuant to such insurance as may exist for Director’s benefit. Notwithstanding the availability of such insurance, Director also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Director is paid by the Company. Director shall reimburse the Company for any sums he or she receives as indemnification from other sources to the extent of any amount paid to him or her for that purpose by the Company; or

(b) Director’s Proceedings. In connection with all or any part of a Proceeding which is initiated or maintained by or on behalf of Director, or any Proceeding by Director against the Company or its directors, officers, employees or other agents, unless (a) such indemnification is expressly required to be made by Nevada Law, (b) the Proceeding was authorized by a majority of the Disinterested Directors, or (c) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada Law.

4. Promise to Maintain Confidentiality of the Company’s Confidential Information.

(a) Director acknowledges that due to the position she has occupied and the responsibilities she has had at the Company, she has received confidential information concerning the Company’s products, procedures, customers, sales, prices, contracts, and the like (“Confidential Information”). Director hereby promises and agrees that, unless compelled by legal process, she will not disclose to others and will keep confidential all Confidential Information she has received while a director of the Company. Director agrees that a violation by her of the foregoing obligation to maintain the confidentiality of the Company’s confidential information will constitute a material breach of this Agreement.

(b) Permitted Disclosures. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Director shall promptly provide written notice of any such order to the Chief Executive Officer of the Company.

(c) Permitted Communications. Nothing herein prohibits or restricts Director  (or Director’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority, Inc. (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority regarding a possible securities law violation.

(d) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(1) Director will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(2) If Director files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Director may disclose the Company’s trade secrets to Director’s attorney and use the trade secret information in the court proceeding if Director: (A) files any document containing trade secrets under seal; and (B) does not disclose trade secrets, except pursuant to court order.

5. Integrated Agreement. The parties acknowledge and agree that no promises or representations were made to them which do not appear written herein and that this Agreement contains the entire agreement of the parties on the subject matter thereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including, but not limited to, that certain Amended and Restated Indemnification Agreement, dated as of September 18, 2023, between the Company and Director, and that certain Independent Director Agreement, dated as of July 20, 2021, between the Company and Director. The parties further acknowledge and agree that parole evidence shall not be required to interpret the intent of the parties.

6. Non-Disparagement. Neither the Company nor Director shall make or publish or instigate the making or publication of any statement (in verbal, written or electronic or other form) disparaging of the other, their respective products, services, affairs, or operations or their past or present directors, officers, employees, shareholders, owners or agents whether or not such disparagement constitutes libel or slander. The parties’ non-disparagement obligations are an essential term of this Agreement, the damages for which, if any, will be determined by a court of competent jurisdiction in the event of a proven breach. Director agrees that he or she shall not disparage, criticize, condemn or impugn the reputation or character of the Company or any of the Releasees. The Company agrees to instruct the directors and officers of the Company in writing that they shall not disparage, criticize, condemn or impugn the reputation or character of Director and shall take reasonable steps to enforce such instructions. The Company agrees that, if contacted by any of Director’s potential future employers regarding Director’s service at Company, then Company shall only provide such potential future employers with Director’s dates of service and last position held at the Company.

7. Voluntary Execution. The parties hereby acknowledge that they have read and understand this Agreement and that they sign this Agreement voluntarily and without coercion.

8. Waiver, Amendment and Modification of Agreement. The parties agree that no waiver, amendment or modification of any of the terms of this Agreement shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification. No waiver of any term, condition or default of any term of this Agreement shall be construed as a waiver of any other term, condition or default.

9. Representation by Counsel. The parties acknowledge that they have had the opportunity to be represented in negotiations for the preparation of this Agreement by counsel of their own choosing, and that they have entered into this Agreement voluntarily, without coercion, and based upon their own judgment and not in reliance upon any representations or promises made by the other party or parties or any attorneys, other than those contained within this Agreement. The parties further agree that if any of the facts or matters upon which they now rely in making this Agreement hereafter prove to be otherwise, this Agreement will nonetheless remain in full force and effect.

10. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada.

11. Drafting. The parties agree that this Agreement shall be construed without regard to the drafter of the same and shall be construed as though each party to this Agreement participated equally in the preparation and drafting of this Agreement.

12. Counterparts. This Agreement may be signed in counterparts and said counterparts shall be treated as though signed as one document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Ashley L. Marshall
Director

Stran & Company, Inc.

By:	/s/ Andy Shape
Name:	Andy Shape
Title	CEO